Sub Item 77Q1(e)

                            MEMORANDUM OF AGREEMENT

         This Memorandum of Agreement is entered into as of this 1st day of January 2005, between AIM Special Opportunities Funds (the "Trust"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Advisors, Inc. ("AIM"). AIM shall and hereby agrees to waive fees or reimburse expenses of the Funds, on behalf of its respective classes as applicable, severally and not jointly, as indicated in Exhibit "A".

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and AIM agree as follows:

         The Trust and AIM agree until the date set forth on the attached Exhibit "A" (the "Expiration Date") that AIM will waive its advisory fees as described on Exhibit "A". The Board of Trustees and AIM may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. AIM will not have any right to reimbursement of any amount so waived.

         The Trust and AIM agree to review the then-current waivers for each of the Funds listed on Exhibit "A" on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trust and AIM have agreed to continue them. Exhibit "A" will be amended to reflect any such agreement.

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust.

         IN WITNESS WHEREOF, the Trust and AIM have entered into this Memorandum of Agreement as of the date first above written.

                                AIM Special Opportunities Funds,
                                on behalf of the Funds listed in Exhibit "A" to this Memorandum of Agreement


                                By:    /s/ Robert H. Graham
                                       ----------------------------------------

                                Title:  President
                                        ---------------------------------------


                                A I M Advisors, Inc.

                                By:     /s/ Mark H. Williamson
                                        ---------------------------------------

                                Title: President
                                       ----------------------------------------

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
                                  EXHIBIT "A"

                        AIM SPECIAL OPPORTUNITIES FUNDS

       FUND                                  WAIVER                           EXPIRATION DATE
       ----                                  ------                           ---------------

AIM Opportunities II Fund        AIM has agreed to waive advisory               June 30, 2006
         All Classes             fees to the extent necessary so
                                 that advisory fees AIM receives
                                 do not exceed an annual base
                                 management fee of 1.25% of the
                                 Fund's average daily net assets,
                                 subject to a maximum performance
                                 adjustment upward or downward of
                                 0.75% annually. As a result, AIM
                                 may receive a management net fee
                                 that ranges from 0.50% to 2.00%
                                 of average daily net assets,
                                 based on the Fund's performance.


AIM Opportunities III Fund       AIM has agreed to waive advisory               June 30, 2006
         All Classes             fees to the extent necessary so
                                 that advisory fees AIM receives
                                 do not exceed an annual base
                                 management fee of 1.25% of the
                                 Fund's average daily net assets,
                                 subject to a maximum performance
                                 adjustment upward or downward of
                                 0.75% annually. As a result, AIM
                                 may receive a management net fee
                                 that ranges from 0.50% to 2.00%
                                 of average daily net assets,
                                 based on the Fund's performance.



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